                                                            Exhibit 4

                                   VALLICORP

                          RETIREMENT AND SAVINGS PLAN


                (Amended and Restated Effective January 1, 1989)

                     VALLICORP RETIREMENT AND SAVINGS PLAN

                               TABLE OF CONTENTS
                               -----------------

PREAMBLE AND HISTORY..................................   1

ARTICLE I - DEFINITIONS...............................   1

ARTICLE II - ELIGIBILITY..............................   8

ARTICLE III - CONTRIBUTIONS...........................   8
     3.01 Contributions: General Rules................   8
     3.02 401(k) Contributions........................   8
     3.03 After-Tax Contributions.....................   9
     3.04 401(k) Matching Contributions...............   9
     3.05 After-Tax Matching Contributions............  10
     3.06 ESOP Contributions..........................  10
     3.07 Rollover Contributions and Transfers........  10
     3.08 Mistake of Fact/Deductibility...............  11
     3.09 Limitation on Annual Additions..............  11
     3.10 Limitation on 401(k) Contributions..........  14
     3.11 Actual Deferral Percentage Test.............  15
     3.12 Actual Contribution Percentage Test.........  17
     3.13 Allocable Income............................  20
     3.14 Interim ADP/ACP Testing.....................  21

ARTICLE IV - SPECIAL ESOP PROVISIONS..................  21
     4.01 Application.................................  21
     4.02 Investment Policy of ESOP Account...........  21
     4.03 Dividends...................................  22
     4.04 Valuation...................................  22
     4.05 Voting/Tendering of Company Stock...........  22
     4.06 Diversification Election....................  22
     4.07 Distributions...............................  23

ARTICLE V - VESTING...................................  24

ARTICLE VI - PAYMENT OF BENEFITS......................  24
     6.01 Payment Before Termination of Employment....  24
     6.02 Payment After Termination of Employment.....  25
     6.03 Hardship Distribution.......................  27
     6.04 Payment After Death of the Participant......  29

     6.05 Latest Allowable Distribution Date..........  31
     6.06 Procedures for Distributions................  31
     6.07 Qualified Domestic Relations Orders.........  33
     6.08 Loans.......................................  34
     6.09 Direct Transfers............................  34

ARTICLE VII - ADMINISTRATION..........................  34
     7.01 Plan Administration.........................  34
     7.02 Powers of the Administrator.................  35
     7.03 Manner of Action............................  36
     7.04 Funding Policy..............................  36
     7.05 Adjustment of Accounts......................  36
     7.06 Unclaimed Account Procedure.................  36
     7.07 Indemnity by Employer and Plan..............  37
     7.08 Beneficiary Designation.....................  37
     7.09 No Beneficiary Designation..................  38
     7.10 Assignment of Alienation....................  38
     7.11 Appeal Procedure for Denial of Benefits.....  38
     7.12 Fiduciaries Not Insurers....................  39
     7.13 Word Usage and Headings.....................  39
     7.14 State Law...................................  39
     7.15 Employment Not Guaranteed...................  39
     7.16 Exclusive Benefits..........................  40
     7.17 Participant Loans...........................  40
     7.18 Investments.................................  40

ARTICLE VIII - AMENDMENT AND TERMINATION..............  41
     8.01 Amendment by ValliCorp......................  41
     8.02 Discontinuance..............................  41
     8.03 Merger/Transfer.............................  42
     8.04 Termination.................................  42

ARTICLE IX - TOP HEAVY PROVISIONS.....................  43
     9.01 Application.................................  43
     9.02 Determination of Top Heavy Status...........  43
     9.03 Special Definitions.........................  44
     9.04 Minimum Allocation..........................  45

                                   VALLICORP
                          RETIREMENT AND SAVINGS PLAN


     This is the ValliCorp Retirement and Savings Plan (the "Plan") as amended and restated effective January 1, 1989. Before January 1, 1989, the name of the Plan was the ValliCorp Capital Accumulation 401(k) Plan, a profit sharing plan originally established effective January 1, 1985. On December 31, 1993, the ValliCorp Employees Savings Plan, ValliCorp Employee Ownership Plan, and Pacific Bancorporation and Community First Bank Salary Deferral Plan merged into the Plan. The Plan was restated effective January 1, 1994, to reflect these mergers and other revisions to the Plan, including those required by the Tax Reform Act of 1986, and subsequent legislation. On December 31, 1994, and in connection with the acquisition of Mineral King National Bank by ValliCorp Holdings, Inc., the California Bankers Association Prototype Profit Sharing & Salary Deferral 401(k) Plan for Mineral King National Bank (the "Mineral King Plan") merged into the Plan. Before the merger of a plan into this Plan such plan's document controlled the terms and conditions of that plan. The provisions of the Plan which were effective during the period beginning January 1, 1989, and ending on December 31, 1994, must be determined by taking into account Appendix A. On and after January 1, 1995, the provisions of the Plan shall be determined without regard to Appendix A, except to the extent such appendix has carryover effect.

     The Plan is a profit sharing plan intended to meet the requirements of Internal Revenue Code ("Code") (S)401(a), and which contains a cash or deferred arrangement intended to meet the requirements of Code (S)401(k) and an employee stock ownership feature intended to meet the requirements of Code
(S)4975(e)(7)(B). Contributions to the Plan may be made without regard to the current or accumulated profits of any contributing employer.

                                   ARTICLE I
                                  DEFINITIONS

     Whenever the terms set forth below are used in this document, they shall have the meaning indicated below, unless a different meaning is plainly required by the context.

     1.01 ACCOUNT, for a Participant, means all of the Participant's Component Accounts.

     1.02 ADMINISTRATOR means the administrator defined in Section 7.01.

     1.03 AFFILIATE means any employer related (within the meaning of Code
(S)414(b), (c), (m) or (o)) to ValliCorp Holdings, Inc.

     1.04 AFFILIATED GROUP means ValliCorp Holdings, Inc. and any Affiliate.

     1.05 AFTER-TAX ACCOUNT means, for a Participant, the sum of (i) the Participant's account carried over from the ValliCorp Employees Savings Plan attributable to after-tax contributions as of December 31, 1993, plus (ii) After-Tax Contributions credited under Section 3.03, plus (iii) earnings (or minus losses) on the foregoing amounts, minus (iv) distributions of the foregoing amounts.

     1.06 AFTER-TAX CONTRIBUTION means any contribution made by a Participant pursuant to Section 3.03.

     1.07 AFTER-TAX MATCHING ACCOUNT means, for a Participant, the sum of (i) the Participant's matching account carried over from the ValliCorp Employees Savings Plan as of December 31, 1993, plus (ii) After-Tax Matching Contributions credited to the Participant, plus (iii) earnings (or minus losses) on the foregoing amounts, minus (iv) distributions of the foregoing amounts.

     1.08 BENEFICIARY means a person who is or may become entitled to a benefit under the Plan under Sections 7.08 or 7.09.

     1.09 BOARD means the board of directors of ValliCorp Holdings, Inc.

     1.10 CODE means the Internal Revenue Code of 1986, as amended.

     1.11 COMPANY STOCK means common stock issued by any member of the Affiliated Group which is readily tradable on an established securities market.

     1.12 COMPONENT ACCOUNT means any one or more of a Participant's 401(k) Account, After-Tax Account, 401(k) Matching Account, After-Tax Matching Account, ESOP Account or Rollover Account.

     1.13 EFFECTIVE DATE means January 1, 1989. (See Appendix A for special effective dates.)

     1.14 ELIGIBLE EMPLOYEE means any Employee employed by an Employer other than an Employee (i) who is a temporary employee, (ii) whose employment is governed by a collective bargaining agreement under which retirement benefits were the subject of good faith bargaining, (iii) who is erroneously classified as an independent contractor, (iv) who is "on call" (as the Employer applies such term to Employees) or (v) who is a leased employee (as defined in Section 1.15).

     1.15 EMPLOYEE means any individual employed by a member of the Affiliated Group, and any leased employee described in Code (S)414(n) with respect to any member of the Affiliated Group unless such leased employee is covered by a plan described in Code (S)414(n)(5) and leased employees do not constitute more than 20% of the group of nonhighly compensated employees of the Affiliated Group.

     1.16 EMPLOYER means ValliCorp Holdings, Inc., and any Affiliate which adopts and continues to co-sponsor the Plan with the consent of the Board, and any successor which maintains the Plan.

     1.17 ENTRY DATE means January 1 and July 1.

     1.18 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

     1.19 ESOP ACCOUNT means, for a Participant, the sum of (i) the Participant's account carried over from the ValliCorp Employee Stock Ownership Plan as of December 31, 1993, plus (ii) ESOP Contributions credited to the Participant, plus (iii) earnings (or minus losses) on the foregoing amounts, minus (iv) distributions of the foregoing amounts. Assets of the ESOP Account may consist of assets other than Company Stock.

     1.20 ESOP CONTRIBUTION means any contribution made by the Employer pursuant to Section 3.06.

     1.21 401(k) ACCOUNT means, for a Participant, the sum of (i) elective deferral contributions credited to the Participant under the Plan before January 1, 1994, plus (ii) 401(k) Contributions credited to the Participant, plus (iii) the Participant's account carried over from the Pacific Bancorporation and Community First Bank Salary Deferral Plan as of December 31, 1993, and the Mineral King Plan as of December 31, 1994, plus (iv) earnings (or minus losses) on the foregoing amounts, minus (v) distributions of the foregoing amounts.

     1.22 401(k) CONTRIBUTION means any contribution made by the employer pursuant to Section 3.02.

     1.23 401(k) MATCHING ACCOUNT means, for a Participant, the sum of (i) matching contributions credited to the Participant under the Plan before January 1, 1994, plus (ii) 401(k) Matching Contributions credited under Section 3.04, plus (iii) any matching contribution account carried over from any plan merged into the Plan, plus (iv) earnings (or minus losses) on the foregoing amounts, minus (v) distributions of the foregoing amounts.

     1.24 GROSS COMPENSATION means taxable compensation earned from the Employer (as reported as taxable compensation on Form W-2) as adjusted for the following items:

          (a) elective contributions made pursuant to a cafeteria plan (under Code (S)125) and a 401(k) plan (under Code (S)402(a)(8)) shall be included;

          (b) any taxable amount received from a plan of deferred compensation shall be excluded; and

          (c) any taxable automobile allowance, use of company automobile, club dues and moving expense reimbursements (to the extent such reimbursements reasonably appear deductible under Code (S)217) shall be excluded.

Gross Compensation shall include only amounts earned for periods an Eligible Employee participates under Article II, except that, for purposes of computing a Participant's ESOP Contribution, all amounts earned by the Participant during the Plan Year shall be taken into account. For any Plan Year, the Plan shall take into account only that amount of Gross Compensation of an Employee which does not exceed the limitation set forth in Code (S)401(a)(17) (which, for 1995, is $150,000). For this purpose, a more than 5% owner and the 10 most highly compensated Highly Compensated Employees shall each be treated as one employee with their spouse and lineal descendants who are under age 19 as of the close of the Plan Year, which may require proration of Gross Compensation among such individuals as required under Code (S)401(a)(17).

     1.25 HIGHLY COMPENSATED EMPLOYEE means an Employee who is a highly compensated employee under Code (S)414(q) and the regulations thereunder, and determined without regard to the calendar year election set forth in Treasury Regulation (S)1.414-(q)-1T, Q&A-14(b). If a Highly Compensated Employee is more than 5% owner or is one of the 10 most highly compensated employees of the Employer, such Highly Compensated Employee and his family members must be treated as a single Highly Compensated Employee, as required under applicable regulations.

     1.26 HOUR OF SERVICE means all hours credited to an Employee, for which an Employee is paid or entitled to payment, for the performance of duties for any member of the Affiliated Group during the applicable computation period. Included in this term is each hour for which an Employee is paid, or entitled to payment, by any member of the Affiliated Group on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, sick leave, jury duty, military reserve training leave, or other paid time off, and provided that under this sentence (i) no more than 501 hours shall be credited to an Employee on account of any single continuous period during which the Employee performs no duties and (ii) no hours shall be credited on account of payments made or due under a plan maintained solely to comply with applicable worker's compensation, unemployment compensation or disability insurance laws or on account of payments made solely to reimburse an Employee for medical or medically-related expenses. Also included in this term is each hour for which back pay, irrespective of mitigation of damages, is awarded or agreed to by the Employer or any Affiliate, provided that no hour is given duplicate credit under this section. Hours shall be calculated in a manner consistent with ERISA Regulation (S)2530.200b-2(b) and (c).

     1.27 NET COMPENSATION means Gross Compensation, except that (i) elective contributions described in Section 1.24(a) shall not be included and (ii) amounts earned whether or not with regard to periods the Employee was an Eligible Employee shall be included.

     1.28 NONHIGHLY COMPENSATED EMPLOYEE means an Employee who is neither a (i) Highly Compensated Employee or (ii) an Employee required to be aggregated with a Highly Compensated Employee under Code (S)401(a)(17).

     1.29 NORMAL RETIREMENT DATE means the Participant's 65th birthday.

     1.30 PARTICIPANT means any individual who (i) was a participant in the Plan immediately before the Effective Date, (ii) was a participant in the ValliCorp Employees Savings Plan, ValliCorp Employee Stock Ownership Plan, Pacific Bancorporation and Community First Bank Salary Deferral Plan or California Bankers Association Prototype Profit Sharing and Salary Deferral 401(k) Plan for Mineral King National Bank immediately before the merger of such plans into the Plan, or (iii) is eligible to receive or make contributions under Article II. Such individual shall remain a Participant so long as he is eligible to receive or make contributions under Article II or maintains an Account. A Beneficiary of a deceased Participant shall, where appropriate, be treated as a Participant for purposes of the Plan other than Article II.

     1.31 PLAN means this retirement plan sponsored by ValliCorp and continued in the form of this document. The name of the Plan is the ValliCorp Retirement and Savings Plan. (See the preamble for additional historical information.)

     1.32 PLAN YEAR means the calendar year.


     1.33 ROLLOVER ACCOUNT means (i) the account established under Section 3.07, plus (ii) earnings (or minus losses) on the foregoing amounts, minus (iii) distributions of the foregoing amounts.

     1.34 TERMINATION OF EMPLOYMENT, with respect to an Employee, means the Employee terminates his employment relationship with all members of the Affiliated Group.

     1.35 TRUST means the separate legal entity or entities created under a separate trust agreement intended to hold assets of the Plan, as that agreement has been and may be amended from time to time.

     1.36 TRUSTEE means the trustee or trustees of the Trust.

     1.37 VALUATION DATE means each business day.

     1.38 YEAR OF SERVICE means a computation period during which an Employee earns no less than 1,000 Hours of Service. The initial computation period for an Employee is the first 12 consecutive month period measured from the date the Employee first performs an Hour of Service. Subsequent computation periods include all Plan Years beginning with the Plan Year which includes the first anniversary of the date the Employee first performs an Hour of Service.

                                   ARTICLE II
                                  ELIGIBILITY

     An Employee shall be eligible to receive 401(k) Contributions, 401(k) Matching Contributions, After-Tax Matching Contributions and ESOP Contributions, and make After-Tax Contributions, beginning with the first Entry Date following the earlier of (i) the date the Employee first completes 6 months of continuous employment with the Employer or (ii) the date the Employee completes one Year of Service. On and after such Entry Date, the Employee shall be eligible to receive (i) 401(k) Contributions, 401(k) Matching Contributions and After-Tax Matching Contributions, and make After-Tax Contributions, for any period he is an Eligible Employee and (ii) ESOP Contributions for any period he is an Eligible Employee provided such period falls in a Plan Year in which the Eligible Employee has earned 1,000 Hours of Service and is an Employee on the last day of such Plan Year. The conditions contained in clause (ii) of the preceding sentence shall not apply to an Eligible Employee who dies, becomes disabled (within the meaning of ValliCorp's long-term disability plan) or incurs a Termination of Employment after his Normal Retirement Date during the Plan Year. The 6 month requirement set forth in this section shall be determined by taking into account service with Pacific Bancorporation and Mineral King National Bank earned during the 6 month period immediately preceding the date such entities were acquired by ValliCorp. An Eligible Employee may make rollover contributions as set forth in Section 3.07.

                                  ARTICLE III
                                 CONTRIBUTIONS

     3.01 CONTRIBUTIONS; GENERAL RULES.  For each Plan Year, the Employer shall
          ----------------------------
contribute to the Trust cash or property (or, in the case of the ESOP Contribution, Company Stock) in an amount which equals the sum of the 401(k) Contributions, After-Tax Contributions, 401(k) Matching Contributions, After-Tax Matching Contributions and ESOP Contributions determined under this article. An Employee shall participate in these contributions subject to conditions set forth in Article II.

     3.02 401(k) CONTRIBUTIONS.  Any Participant eligible to receive 401(k)
          --------------------
Contributions under Article II may elect to reduce his salary by filing a salary reduction election with the Administrator. The salary reduction election must provide that the Participant's Gross Compensation which would otherwise be paid to him will be reduced by any whole number percentage (not to exceed 10%). The salary reduction agreement shall not be effective earlier than the date it is executed or, if later, the date the Participant becomes (or again becomes) a Participant. With reasonable notice to the Administrator, a Participant may (i) commence a salary reduction election, or increase an existing salary reduction election, but only as of the first payroll date falling on or after an Entry Date, and (ii) reduce or revoke a salary reduction election at any time. The Employer shall contribute for a Plan Year on behalf of each Participant an amount equal to the amount of salary reduced pursuant to the Participant's salary reduction election. Such contributions shall be referred to as 401(k) Contributions, shall be paid to the Trust by the Employer no later than the time such amounts can reasonably be segregated from the general assets of the Employer (but no later than the 90th day succeeding the date the amount would have been paid to the Participant but for his election), and shall be allocated to the Participant's 401(k) Account no later than the earlier of the date such contribution is paid into the Trust or the last day of the Plan Year.

     3.03 AFTER-TAX CONTRIBUTIONS.  A Participant may elect to direct the
          -----------------------
Employer to contribute to the Trust on his behalf a portion of his taxable salary in an amount equal to any whole number percentage of his Gross Compensation. The maximum whole number percentage which may be elected by the Participant is the lesser of (i) 10% or (ii) 16% minus the Participant's salary reduction election percentage under Section 3.02. The manner of the election shall generally be subject to the same conditions applicable to a salary reduction election under Section 3.02. The Employer shall contribute for a Plan Year on behalf of each Participant an amount equal to the amount of salary the Participant has elected to contribute. Such contributions shall be referred to as After-Tax Contributions, shall be paid to the Trust by the Employer no later than the time such amounts can reasonably be segregated from the general assets of the Employer (but no later than the 90th day succeeding the date the amount would have been paid to the Participant but for his election), and shall be allocated to the Participant's After-Tax Account no later than the earlier of the date such contribution is paid into the Trust or the last day of the Plan Year.

     3.04 401(k) MATCHING CONTRIBUTIONS.  The Employer shall contribute on
          -----------------------------
behalf of each Participant eligible to participate in the 401(k) Matching Contribution (as determined under Article II), and with respect to any payroll period during the Plan Year, an amount equal to 100% of the Participant's 401(k) Contributions (if any) for the payroll period which do not exceed 2% of his Gross Compensation payable during the payroll period. Such contributions shall be allocated to a Participant as 401(k) Matching Contributions, shall be paid to the Trust by the Employer no later than the extended due date of the contributing Employer's tax return for the taxable year ending with or within the Plan Year, and shall be allocated to the Participant's 401(k) Matching Account no later than the earlier of the date such contribution is paid into the Trust or the last day of the Plan Year.

     3.05 AFTER-TAX MATCHING CONTRIBUTIONS.  The Employer shall contribute on
          --------------------------------
behalf of each Participant eligible to participate in the After-Tax Matching Contribution (as determined under Article II), and with respect to any payroll period during the Plan Year, an amount equal to 60% of the Participant's After-Tax Contributions (if any) for the payroll period which do not exceed 5% of his Gross Compensation payable during the payroll period. Such contributions shall be allocated to a Participant as After-Tax Matching Contributions, shall be paid to the Trust by the Employer no later than the extended due date of the contributing Employer's tax return for the taxable year ending with or within the Plan Year, and shall be allocated to the Participant's After-Tax Matching Account no later than the earlier of the date such contribution is paid into the Trust or the last day of the Plan Year.

     3.06 ESOP CONTRIBUTION.  The Employer may, in its sole discretion,
          -----------------
contribute for a Plan Year an amount which shall be allocated to Participants as an ESOP Contribution. Each Participant eligible to participate in the ESOP Contribution (as determined under Article II) shall receive a fraction of the ESOP Contribution for the Plan Year, the numerator of such fraction being the Participant's Gross Compensation for the Plan Year and the denominator being the Gross Compensation of all Participant's participating in the ESOP Contribution for the Plan Year (taking into account the special definition of Gross Compensation set forth in Section 1.24). The ESOP Contribution shall be paid to the Trust by the Employer no later than the extended due date of the contributing Employer's tax return for the taxable year ending with or within the Plan Year, and shall be allocated in the form of Company Stock (acquired by the Trust either as an in-kind contribution or by purchase), which may include fractional shares, to the Participant's ESOP Account as of the last day of the Plan Year.

     3.07 ROLLOVER CONTRIBUTIONS AND TRANSFERS.  An Eligible Employee may
          ------------------------------------
contribute cash to the Trust as a rollover contribution, and the Trustee may accept on behalf of an Eligible

Employee a direct transfer from any other retirement plan, provided the contribution or the direct transfer qualifies as an eligible rollover contribution within the meaning of Code (S)402(c)(4). The Administrator may require an Employee to furnish satisfactory evidence that the proposed rollover contribution or direct transfer is an eligible rollover contribution. A Rollover Account will be established for the Employee to which will be allocated any rollover contribution or direct transfer made under this section. A Participant who has a Rollover Account shall be treated as a Participant but shall not share in any contribution listed in Section 3.01 until all other applicable conditions to receiving any such contribution are satisfied.

     3.08 MISTAKE OF FACT/DEDUCTIBILITY.  The Employer contributes to the Plan
          -----------------------------
on the condition its contribution is not due to a mistake of fact and the Internal Revenue Service will not disallow the deduction for its contribution. Upon written request from the Employer, the Trustee will return to the Employer the amount of the Employer's contribution made by mistake of fact or disallowed as a deduction under Code (S)404. The Trustee will not return any portion of the Employer's contribution under the provisions of this section more than one year after the later of (i) the date the Employer made the contribution by mistake of fact or (ii) the date of the disallowance of the contribution as a deduction, and then, only to the extent of the disallowance. The Trustee will not increase the amount of the Employer contribution returnable under this section for any earnings attributable to the contribution, but the Trustee will decrease the Employer contribution returnable for any attributable losses.

     3.09 LIMITATION ON ANNUAL ADDITIONS.
          ------------------------------

          (a) General Rules.  The amount of the Annual Additions to any
              -------------
Participant's Account may not exceed the "Maximum Permissible Amount", as determined in accordance with the rules and procedures set forth in this section and Code (S)415. Should a contribution which otherwise would be contributed cause the Annual Additions for the Limitation Year to exceed a Participant's Maximum Permissible Amount, contributions to be made by the Employer shall be reduced so the Annual Additions for the Limitation Year will equal the Participant's Maximum Permissible Amount. Any such reduction shall first be applied against all After-Tax Contributions (along with related After-Tax Matching Contributions to the extent matched) made by the Participant for the Limitation Year, then similarly against the 401(k) Contributions (similarly, along with related 401(k) Matching Contributions to the extent matched), then ESOP Contributions. Amounts which are not paid by the Employer as After-Tax Contributions or 401(k) Contributions due to the preceding sentence shall instead be paid to the Employee who would have received the contribution. If an allocation of contributions would result in an Excess Amount to be allocated to the Participant's Account, such Excess Amount shall instead be allocated to the remaining Participants who are eligible for an allocation of contributions for the Plan Year in which the Limitation Year ends. This allocation shall be made on the basis of the allocation method under the Plan as if the Participant whose Account otherwise would receive the Excess Amount is not eligible for an allocation of such contribution.

          (b) Estimate of Net Compensation.  Prior to the determination of a
              ----------------------------
Participant's actual Net Compensation for a Limitation Year, the Maximum Permissible Amount may be determined on the basis of the Participant's estimated annual Net Compensation for such Limitation Year. This determination must be made on a reasonable and uniform basis for all Participants similarly situated. Contributions shall be reduced based on estimated annual Net Compensation by any Excess Amounts carried over from any prior Plan Year. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount shall be determined for such Limitation Year on the basis of the Participant's actual Net Compensation for such Limitation Year.

          (c) Disposition of Excess Amount.  If, pursuant to paragraph (b),
              ----------------------------
there is an Excess Amount with respect to a Participant for a Limitation Year, the Excess Amount will be treated as follows:

          (1) If the Participant is covered by the Plan as of the end of the Limitation Year, the Excess Amount will be applied against future contributions by the Employer for the next Limitation Year and for each succeeding Limitation Year, as is necessary, for the Participant. The Participant may elect to limit his Net Compensation for allocation purposes to the extent necessary to reduce the allocation for the Limitation Year to the Maximum Permissible Amount.

          (2) If the Participant is not covered by the Plan as of the end of the Limitation Year, then the Excess Amount shall be held unallocated in a suspense account. The suspense account shall be applied to reduce contributions by the Employer for all remaining Participants in the following Limitation Year, and in each succeeding Limitation Year if necessary. Neither the Employer nor any Participant may contribute to the Plan for any Limitation Year in which the Plan is unable to allocate fully a suspense account maintained pursuant to this paragraph.

          (d) Defined Benefit Plan Limitation.  The Employer does not maintain
              -------------------------------
and never has maintained a defined benefit plan covering any Participant in the Plan. Accordingly, no special defined benefit plan limitation applies under the Plan.

          (e) Definitions.  For purposes of this section, the following terms
              -----------
have the following meanings:

"Annual Addition" means the sum of the contributions described in Section 3.01 allocated on behalf of a Participant for a Limitation Year including, except to the extent provided in regulations under Code (S)415, excess contributions described in Code (S)401(k), excess aggregate contributions described in Code
(S)401(m) and excess deferrals described in Code (S)402(g). Annual Additions also include excess amounts reapplied to reduce contributions under this section.

"Maximum Permissible Amount" means the lesser of (i) $30,000 (or, if greater, 25% of the defined benefit dollar limitation under Code (S)415(b)(1)(A)), or
(ii) 25% of the Participant's Net Compensation for the Limitation Year. If the Limitation Year is a short year because of a change in Limitation Year, the $30,000 limitation (as adjusted) will be multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year and the denominator of which is 12.

     "Excess Amount" means the excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

     "Limitation Year" means the Plan Year. If the Employer amends the Limitation Year to a different 12 consecutive month period, the new Limitation Year must begin on a date within the Limitation Year for which the Employer makes the amendment, creating a short Limitation Year.

     3.10 LIMITATION ON 401(k) CONTRIBUTIONS.
          ----------------------------------

          (a) General Rules.  401(k) Contributions for a Participant for a
              -------------
calendar year may not exceed the "402(g) Limitation", which is the greater of $9,240 (for 1995) or the adjusted amount under Code (S)402(g). If, pursuant to a salary reduction election, the Employer determines the Participant's 401(k) Contributions to the Plan for a calendar year would exceed the 402(g) Limitation, the Employer will suspend the Participant's salary reduction election, if any, until the following January 1, and pay in cash the portion of a salary reduction election which would result in the Participant's 401(k) Contributions for the calendar year exceeding the 402(g) Limitation.

          (b) Excess Deferrals.  If a Participant's 401(k) Contributions
              ----------------
actually contributed to the Plan for a calendar year exceed the 402(g) Limitation, the amount in excess of the 402(g) Limitation (the "excess deferral"), as adjusted for allocable income under Section 3.13, will be distributed (notwithstanding any other provision of the Plan) no later than April 15 of the following calendar year. The amount of excess deferrals for a calendar year distributable to the Participant will be reduced by the amount of excess contributions (as determined in Section 3.11), if any, previously distributed to the Participant for the Plan Year beginning in that calendar year.

          (c) Other 401(k) Plans.  If a Participant participates in another plan
              ------------------
under which the Participant makes elective deferrals pursuant to a Code
(S)401(k) arrangement, elective deferrals under a simplified employee pension or salary reduction contributions to a tax-sheltered annuity, regardless of whether the Employer maintains the other plan, the Participant may provide the Administrator a written claim for excess deferrals made for a calendar year.
The Participant must submit the claim no later than March 1 following the close of that calendar year and the claim must specify the amount of the Participant's 401(k) Contributions which are excess deferrals. If the Administrator receives a timely claim, it will distribute the excess deferral, as adjusted for allocable income, the Participant has assigned to the Plan, in accordance with the distribution procedure described in this section.

     3.11 ACTUAL DEFERRAL PERCENTAGE TEST.
          -------------------------------

          (a) General Rules.  For each Plan Year, 401(k) Contributions must
              -------------
satisfy the following actual deferral percentage ("ADP") test:

          (i) if the ADP of the Nonhighly Compensated Employee group is more than 0% and less than 2%, then the ADP of the Highly Compensated Employee group may not be more than 2 times the ADP of the Nonhighly Compensated Employee group;

          (ii) if the ADP of the Nonhighly Compensated Employee group is 2% or more but less than 8%, then the ADP of the Highly Compensated Employee group may not be more than the ADP of the Nonhighly Compensated Employee group plus 2% (or the lesser percentage permitted by the Multiple Use Limitation described in
Section 3.12(g)); and

          (iii) if the ADP of the Nonhighly Compensated Employee group is 8% or more, then the ADP of the Highly Compensated Employee group may not be more than 125% of the ADP of the Nonhighly Compensated Employee group.

          (b) Calculation of ADP.  The average ADP for a group is the average of
              ------------------
the separate ADP's calculated for each Participant eligible for 401(k) Contributions who is a member of that group. A Participant's ADP for a Plan Year is the ratio of the Participant's 401(k) Contributions for the Plan Year to the Participant's Gross Compensation for the Plan Year. For aggregated family members treated as a single Highly Compensated Employee (see Section 1.25), the ADP of the family unit is the

ADP determined by combining the 401(k) Contributions and Gross Compensation of all aggregated family members. A Nonhighly Compensated Employee's ADP does not include elective deferrals made to the Plan or to any other plan maintained by the Employer, to the extent such elective deferrals exceed the 402(g) Limitation described in Section 3.10. This subsection may be applied by treating 401(k) Matching Contributions and After-Tax Matching Contributions made to the Plan as 401(k) Contributions, as allowed under the Code and applicable Treasury regulations.

          (c) Special Aggregation Rule.  To determine the ADP of any Highly
              ------------------------
Compensated Employee, any arrangement maintained by the Employer shall be taken into account. If the plans containing the Code (S)401(k) arrangements have different plan years, combined deferral contributions will be determined on the basis of the plan years ending in the same calendar year.

          (d) Aggregation of Certain Code (S)401(k) Arrangements. If the
              --------------------------------------------------
Employer treats two plans as a unit for coverage or nondiscrimination purposes, the Code (S)401(k) arrangements under such plans shall be combined to determine whether either plan satisfies the ADP test. This aggregation rule applies to the ADP determination for all Participants, regardless of whether or not a Participant is a Highly Compensated Employee. The Administrator also may elect to aggregate the Code (S)401(k) arrangements under plans which the Employer does not treat as a unit for coverage or nondiscrimination purposes, provided all aggregated plans have the same plan years.

          (e) Characterization of Excess Contributions.  If "qualified matching
              ----------------------------------------
contributions" (as defined in regulations under Code (S)401(k)) are included in the average ADP, excess contributions will be treated as attributable proportionately to 401(k) Contributions and to 401(k) Matching Contributions and After-Tax Matching Contributions (to the extent such matching contributions are treated as qualified matching contributions) allocated on the basis of those 401(k) Contributions. The amount of excess contributions for a Plan Year distributable to a Highly Compensated Employee will be reduced by the amount of excess deferrals (as determined in Section 3.10), if any, previously distributed to that Employee for the Employee's taxable year ending in that Plan Year.

          (f) Distribution of Excess Contributions.  If the Plan fails to
              ------------------------------------
satisfy the ADP test for a Plan Year, it must distribute the excess contributions, as adjusted for allocable income under Section 3.13, during the next Plan Year. The excess contributions are the amount of 401(k) Contributions made by the Highly Compensated Employees which cause the Plan to fail to satisfy the ADP test. The Plan will distribute to each Highly Compensated Employee his respective share of the excess contributions. The respective shares of excess contributions will be determined by starting with the Highly Compensated Employee(s) having the greatest ADP, reducing that Employee's ADP to the next highest ADP then, if necessary, reducing the ADP of the Highly Compensated Employee at the next highest ADP level (including the ADP of the Highly Compensated Employee whose ADP was previously reduced), and continuing in this manner until the average ADP for the group of Highly Compensated Employees satisfies the ADP test. If the Highly Compensated Employee is part of an aggregated family group, each aggregated family member's ratable share of the excess contributions assigned to the family unit shall be determined. At the election of the Participant, and to the extent allowable under applicable regulations, any 401(k) Contributions which would be distributed as an excess contribution under this subsection (but for the application of this sentence) shall instead be recharacterized as an After-Tax Contribution.

     3.12 ACTUAL CONTRIBUTION PERCENTAGE TEST.
          -----------------------------------

          (a) General Rules.  For each Plan Year, the annual After-Tax
              -------------
Contributions, 401(k) Matching Contributions and After-Tax Matching Contributions (other than any of such contributions used in the ADP test under Section 3.11) must satisfy the following actual contribution percentage ("ACP") test:

          (i) if the ACP of the Nonhighly Compensated Employee group is more than 0% and less than 2%, then the ACP of the Highly Compensated Employee group may not be more than 2 times the ACP of the Nonhighly Compensated Employee group;

          (ii) if the ACP of the Nonhighly Compensated Employee group is 2% or more but less than 8%, then the ACP of the Highly Compensated Employee group may not be more than the ACP of the Nonhighly Compensated Employee group plus 2% (or the lesser percentage permitted by the Multiple Use Limitation described in subsection
(g)); and

          (iii) if the ACP of the Nonhighly Compensated Employee group is 8% or more, then the ACP of the Highly Compensated Employee group may not be more than 125% of the ACP of the Nonhighly Compensated Employee group.

          (b) Calculation of ACP.  The ACP for a group is the average of the
              ------------------
separate contribution percentages calculated for each Participant eligible to make After-Tax Contributions, or receive 401(k) Matching Contributions or After-Tax Matching Contributions, who is a member of that group. A Participant's contribution percentage for a Plan Year is the ratio of the sum of the Participant's After-Tax Contributions, 401(k) Matching Contributions and After-Tax Matching Contributions for the Plan Year to the Participant's Gross Compensation for the Plan Year. For aggregated family members treated as a single Highly Compensated Employee, the contribution percentage of the family unit is the contribution percentage determined by combining the After-Tax Contributions, 401(k) Matching Contributions and After-Tax Matching Contributions and Gross Compensation of all aggregated family members. Any 401(k) Matching Contributions and After-Tax Matching Contributions taken into account for purposes of the ADP test shall not be taken into account for purposes of the ACP test. The contribution percentages of Participants may be determined by taking into account 401(k) Contributions made to the Plan or to any other qualified plan maintained by the Employer. 401(k) Contributions may not be included in the ACP test unless the Plan which includes the 401(k) Contributions satisfies the ADP test both with and without the 401(k) Contributions included in the ACP test. Nonelective contributions or elective deferrals under another qualified plan may not be included in the ACP test unless that plan has the same plan year as the Plan.

          (c) Special Aggregation Rule.  To determine the contribution
              ------------------------
percentage of any Highly Compensated Employee, the aggregate contributions taken into account must include an After-Tax Contributions, 401(k) Contributions and After-Tax Matching Contributions (other than qualified matching contributions used in the ADP test) made on such Employee's behalf to any other plan maintained by any member of the Affiliated Group. If the plans have different plan years, combined aggregate contributions will be determined on the basis of the plan years ending in the same calendar year.

          (d) Aggregation of Certain Plans.  If two plans are treated as a unit
              ----------------------------
for coverage or nondiscrimination purposes, the plans must be combined to determine whether either plan satisfies the ACP test. This aggregation rule applies to the contribution percentage determination for all Participants, regardless of whether or not a Participant is a Highly Compensated Employee. Plans which are not aggregated for coverage or nondiscrimination purposes may also be aggregated at the election of the Administrator. An aggregation of plans under this paragraph does not apply to plans which have different plan years.

          (e) Distribution of Excess Aggregate Contributions. Excess aggregate
              ----------------------------------------------
contributions will be determined after determining excess deferrals under
Section 3.10 and excess contributions under Section 3.11. If the Plan fails to satisfy the ACP test for a Plan Year, excess aggregate contributions which are After-Tax Contributions shall be distributed to the electing Employee, and excess aggregate contributions which are 401(k) Matching Contributions or After-Tax Matching Contributions shall be distributed to the Employer, each during the next Plan Year and as adjusted for allocable income under Section 3.13. The excess aggregate contributions are the amount of aggregate contributions allocated on behalf of the Highly Compensated Employees which cause the Plan to fail to satisfy the ACP test. The Plan will distribute to each Highly Compensated Employee his respective share of the excess aggregate contributions. The respective shares of excess aggregate contributions will be determined by starting with the Highly Compensated Employee (or Employees) having the greatest contribution percentage, reducing that Employee's contribution percentage to the next highest contribution percentage then, if necessary, reducing the contribution percentage level (including the contribution percentage of the Highly Compensated Employee whose contribution percentage was previously reduced), and continuing in this manner until the ACP for the Highly Compensated Group satisfies the ACP test. If the Highly Compensated Employee is part of an aggregated family group, each aggregated family member's allocable share of the excess aggregate contributions assigned to the family unit shall be determined.

          (f) Characterization of Excess Aggregate Contributions.  A Highly
              --------------------------------------------------
Compensated Employee's allocable share of excess aggregate contributions will be treated on a pro rata basis as attributable to After-Tax Contributions (to the extent subject to After-Tax Matching Contributions) and After-Tax Matching Contributions. If the application of the preceding sentence does not characterize all excess aggregate contributions, then other After-Tax Contributions and (if After-Tax Contributions are exhausted) 401(k) Matching Contributions not taken into account in the ADP test shall characterize the remaining excess aggregate contributions.

          (g) Multiple Use Limitation.  If at least one Highly Compensated
              -----------------------
Employee is includible in both the ADP and ACP tests, the sum of the group of Highly Compensated Employee's ACP and ADP may not exceed the Multiple Use Limitation. The "Multiple Use Limitation" is the greater of:

          (i) the sum of (a) 125% of the greater of (1) the ADP of the group of Nonhighly Compensated Employees or (2) the ACP of the group of Nonhighly Compensated Employees plus (b) 2% plus, but no more than twice, the lesser of
(a)(1) or (a)(2); or

          (ii) the sum of (a) 125% of the lesser of (1) the ADP of the group of Nonhighly Compensated Employees or (2) the ACP of the group of Nonhighly Compensated Employees plus (b) 2% plus, but no more than twice, the greater of
(a)(1) or (a)(2).

Whether the Plan satisfied the Multiple Use Limitation will be determined after applying the ADP test and the ACP test and after making any corrective distributions required by those tests. If, after applying this paragraph, the Plan has failed to satisfy the Multiple Use Limitation, the failure will be corrected by characterizing contributions subject to the ACP test (in the manner prescribed under the ACP test, and with respect only to Highly Compensated Employees with both 401(k) Contributions and After-Tax Contributions) as excess aggregate contributions in amounts sufficient to satisfy the Multiple Use Limitation.

     3.13 ALLOCABLE INCOME.  With respect to any excess deferral under Section
          ----------------
3.10, excess contributions under Section 3.11 or excess aggregate contribution under Section 3.12, allocable income shall be determined under either (i) the method used by the Plan for allocating earnings to Accounts or (ii) any other method allowed under applicable Treasury regulations. For purposes of this section, the Plan shall not compute allocable income with respect to any "gap" period, as defined in applicable regulations.

     3.14 INTERIM ADP/ACP TESTING.  At any time during the Plan Year, the
          -----------------------
Administrator may project an Employee's ADP or ACP, or both, for the Plan Year using data which are readily available at the time of the projection, and assuming the group of Highly Compensated Employees is composed solely of those participating Employees who were Highly Compensated Employees for the preceding Plan Year. Based on such projection, the Administrator may prohibit further 401(k) Contributions or After-Tax Contributions, or both, for those Highly Compensated Employees who are projected to have excess contributions or excess aggregate contributions, or both, for the Plan Year to the extent reasonably necessary to prevent such excess contributions or excess aggregate contributions.

                                   ARTICLE IV
                            SPECIAL ESOP PROVISIONS

     4.01 APPLICATION.  This article shall apply (i) solely to a Participant's
          -----------
ESOP Account and (ii) notwithstanding any other provision of the Plan. Contributions to a Participant's ESOP Account shall be determined in accordance with Section 3.06.

     4.02 INVESTMENT POLICY OF ESOP ACCOUNT.  The ESOP Account is designed to
          ---------------------------------
invest primarily in Company Stock. The Administrator (or a Participant pursuant to an election under Section 4.06) may, however, direct the Trustee to invest assets in the ESOP Account in other property or cash. The Plan shall not be obligated to either acquire Company Stock (i) at some indefinite time in the future or (ii) under a binding put option (though the Plan may assume the Employer's obligations with regard to a put option at the time of its exercise). Purchases of Company Stock shall be on the open market at a price which does not exceed fair market value. Sales of Company Stock shall be made at a price which is not less than fair market value. The Trustee shall refrain from making any additional purchases of Company Stock during the period of any public offer for such Company Stock.


     4.03 DIVIDENDS.  Stock dividends and cash dividends on Company Stock held
          ---------
in a Participant's ESOP Account shall be credited to a Participant's ESOP Account when paid. Cash dividends on Company Stock shall be invested pursuant to direction by the Participant, except that the Administrator shall have the power to either invest such amounts in Company Stock or distribute them to the Participant within 90 days after the close of the Plan Year in which the dividend is paid.

     4.04 VALUATION.  Company Stock, which becomes stock of any member of the
          ---------
Affiliated Group which is not readily tradable on an established securities market, shall be valued as of the last day of each Plan Year pursuant to an appraisal by a competent independent appraiser. Company Stock which is readily tradable on an established securities market shall be valued as of each Valuation Date.

     4.05 VOTING/TENDERING OF COMPANY STOCK.  With regard to Company Stock
          ---------------------------------
allocated to a Participant's ESOP Account at the time of a record date or tender offer, the Participant shall have the right to direct the Trustee as to (i) the manner such Company Stock shall be voted and (ii) whether such Company Stock shall be tendered in the event of a public offer for such Company Stock. Rules prescribed under ERISA (S)404(c) and applicable regulations relating to the incidents of ownership of employer securities shall be applied to a Participant's ESOP Account to the extent consistent with this article.

     4.06 DIVERSIFICATION ELECTION.
          ------------------------

          (a) General Rule.  During March of the Plan Year succeeding the Plan
              ------------
year in which a Participant has both (i) completed at least one Hour of Service in 10 or more Plan Years (determined with respect to the ValliCorp Employee Stock Ownership Plan before January 1, 1994, and the Plan after December 31,
1993) and (ii) attained age 55, and during March of the 5 immediately succeeding Plan Years, the Participant may elect to diversify his ESOP Account in accordance with this section, provided the account and all similar accounts under any plan of the Affiliated Group exceeds $500,000 as of the preceding Valuation Date.


          (b) Diversification Election.  The election by a Participant to
              ------------------------
diversify his ESOP Account shall consist of a direction to the Administrator to liquidate Company Stock contained in his ESOP Account and purchase any other assets available for investment under the Plan, as directed by the Participant. Such other investments shall continue to be accounted for as assets of the ESOP Account. The election to diversify may not direct the Administrator to liquidate more than the difference between (i) 25% of the Participant's ESOP Account (as determined as of the immediately preceding Valuation Date) and (ii) the amount of the Participant's ESOP Account not invested in Company Stock (as determined as of the immediately preceding Valuation Date). The percentage in
(i) of the preceding sentence shall be increased to 50% for the final Plan Year during which the Participant may make an election to diversify. An election to diversify under this section shall be implemented by the Administrator as soon as reasonably practicable during the period beginning on the first June 15 falling after the date of the election and ending on the following June 25.

          (c) Alternative Distribution Election.  In lieu of a Participant's
              ---------------------------------
election under subsection (b), a Participant may make such election with the sole modification that he may direct the Administrator to distribute, in cash or Company Stock, the amount which he could have caused to be invested in other assets.

     4.07 DISTRIBUTIONS.
          -------------

          (a) General Rule.  Unless the Participant elects otherwise under
              ------------
subsection (b), and subject to a distribution of cash dividends under Section 4.03, a Participant's ESOP Account shall be distributed in cash (or, to the extent practicable, whole shares of Company Stock if elected by the Participant) in the form of an annual installment distribution (as described in Section 6.02(d)(v)) over a period of five years and commencing as soon as practicable (as elected by the Participant, and subject to Section 6.05) after the Participant's Account (other than his

ESOP Account) is distributable following his Termination of Employment (including by reason of death). If a Participant's ESOP Account exceeds $500,000 (as adjusted under Code (S)409(o)(2)), the installment distribution shall be extended 1 year for each $100,000 or fraction thereof by which the ESOP Account exceeds $500,000. If no election is made under this subsection by the Participant, such installment distribution shall commence on the 60th day following the close of the Plan Year which includes the later of (i) the date the Participant reaches his Normal Retirement Date or (ii) the date the Participant incurs a Termination of Employment, with succeeding years' distributions occurring during January of each Plan Year.

          (b) Election Out of Installments.  A Participant or Beneficiary may,
              ----------------------------
at any time beginning with the time an election may be made under Section 6.06 (whether or not the Participant's Termination of Employment was by reason of his death) and ending on the date of the first installment in subsection (a), elect to have his ESOP Account treated in the same manner as in any other Component Account for distribution purposes. The Participant's distribution under this subsection shall be in cash except that, for any installment or single sum distribution, the Participant may, to the extent practicable, elect to take distribution of his ESOP Account (not including the portion of the ESOP Account diversified under Section 4.06(b)) in whole shares of Company Stock.

                                   ARTICLE V
                                    VESTING

     A Participant's Account shall be 100% vested at all times.

                                   ARTICLE VI
                              PAYMENT OF BENEFITS

     6.01 PAYMENT BEFORE TERMINATION OF EMPLOYMENT.
          ----------------------------------------

          (a) General Rule.  Except as otherwise allowed in this section and
              ------------
Section 4.06, and subject to (i) a minimum distribution required because the Participant has attained age 70-1/2 (Section 6.05), (ii) applicable distribution procedures (Section 6.06), (iii) distribution to an alternate payee (Section 6.07) and (iv) a distribution caused by a defaulted loan (Section

6.08), no portion of a Participant's Account shall be distributed before such Participant's Termination of Employment.

          (b) Distribution of After-Tax Account.  Before a Participant has
              ---------------------------------
incurred a Termination of Employment, he may elect to receive all or any portion of his After-Tax Account at any time in the form of a single sum payment. Any Participant who receives a distribution under this subsection may not elect to make After-Tax Contributions for the 12-month period following the date of the distribution.

          (c) Post-Age 59-1/2 Distribution.  Before a Participant has incurred a
              ----------------------------
Termination of Employment, and effective after the date he attains age 59-1/2, the Participant may elect to receive all or any portion of his Account at any time in the form of either a single sum payment or an installment distribution.

          (d) Hardship Distribution.  Before a Participant has incurred a
              ---------------------
Termination of Employment, a Participant may elect a hardship distribution under
Section 6.03.

     6.02 PAYMENT AFTER TERMINATION OF EMPLOYMENT.
          ---------------------------------------

          (a) General Rule.  Subject to (i) a distribution required by reason of
              ------------
the Participant attaining age 70-1/2 (Section 6.05), (ii) applicable distribution procedures (Section 6.06) and (iii) except in the case of the death of the Participant (Section 6.04), the time and form of distribution of a Participant's Account (other than his ESOP Account) after such Participant's Termination of Employment shall be determined in accordance with this section.
A Participant's ESOP Account shall be distributed in accordance with Section 4.07(a), unless the Participant elects under Section 4.07(b) for his ESOP Account to be distributed pursuant to this article.

          (b) Balance Does Not Exceed $3,500.  If the Participant has incurred a
              ------------------------------
Termination of Employment and his Account does not and has never exceeded $3,500, the Account shall be distributed as soon as is practicable after the Participant's Termination of Employment, provided the Participant is not again an Employee at the time of the distribution.

          (c) Balance Exceeds $3,500.  If the Participant has incurred a
              ----------------------
Termination of Employment and his Account exceeds or has ever exceeded $3,500, the Account shall be distributed in the form of a joint and 50% survivor annuity if the Participant is married and a single life annuity if the Participant is unmarried (regardless of any previously applicable normal form of benefit). The distribution shall occur (or commence) at any time elected by the Participant (subject to Section 6.05), provided the Participant is not again an Employee at the time of the distribution, and provided that the Employer shall have a reasonable time to process the request for distribution. The Participant may waive his right to receive a joint and 50% survivor annuity or, if applicable, a single life annuity, and elect any other available form of distribution explained in subsection (d). If the Participant waives his right to receive a joint and 50% survivor annuity, his spouse must consent to the waiver. In the absence of an election by the Participant under this subsection, the Participant's Account shall automatically be distributed as a joint and 50% survivor annuity (if the Participant is married) or single life annuity (if the Participant is unmarried) on the 60th day following the close of the Plan Year which includes the later of (i) the date the Participant reaches his Normal Retirement Date or (ii) the date the Participant incurs a Termination of Employment. A Participant may elect to apply this subsection separately with respect to his After-Tax Account.

          (d) Forms of Distribution.  Forms of distribution provided under the
              ---------------------
Plan are:

          (i) a joint and 50% survivor annuity, which is an annuity, payable
                ------------------------------
monthly, quarterly or annually, that is equal in value to a single life annuity and provides a benefit to the Participant's spouse after the Participant's death in periodic payments equal to 50% of the periodic payments which were paid while the Participant was living;

          (ii) a joint and 75% survivor annuity, which is an annuity, payable
                 ------------------------------
monthly, quarterly or annually, that is equal in value to a single life annuity and provides a benefit to the Participant's spouse after the Participant's death in periodic payments equal to 75% of the periodic payments which were paid while the Participant was living;

          (iii) a joint and 100% survivor annuity, which is an annuity, payable
                  -------------------------------
monthly, quarterly or annually, that is equal in value to a single life annuity and provides a benefit to the Participant's spouse after the Participant's death in periodic payments equal to 100% of the periodic payments which were paid while the Participant was living;

          (iv) single life annuity, which is an annuity, payable monthly,
               -------------------
quarterly or annually to, and over the life of, the Participant;

          (v) installment distributions, which are payments in substantially
              -------------------------
equal monthly, quarterly or annual installments over a fixed reasonable period of time (which may be reduced at any time upon election by the Participant) not exceeding the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's Beneficiary; and

          (vi) a single sum payment, which may or may not constitute payment of
                 ------------------
the entire Account.

Any form of distribution which contains an annuity shall be satisfied by the purchase of an annuity from an insurance company determined by the Administrator, shall be nontransferable and shall comply with applicable requirements of the Plan. Any expenses associated with such purchase shall be paid from the Participant's Account.

     6.03 HARDSHIP DISTRIBUTION.
          ---------------------

          (a) General Rule.  A Participant, whose Account is not otherwise
              ------------
distributable, may elect a hardship distribution under this section provided he is an Employee who has not attained age 59-1/2. A hardship distribution is a distribution first from his Rollover Account (until exhausted) and then from his 401(k) Account, and which is necessary to satisfy an immediate and heavy financial need. Before a Participant may elect a hardship distribution, he must have obtained all available (i) distributions from his After-Tax Account and
(ii) participant loans from the Plan and any other plan maintained by the Affiliated Group. A hardship distribution must not be in excess of the sum of the amount of the immediate and heavy financial need plus taxes and penalties on such distribution. The hardship distribution shall be made to the Participant as soon as is practicable after the requirements of a hardship distribution have been satisfied.

          (b) Maximum 401(k) Account Available for Hardship Distribution.  No
              ----------------------------------------------------------
hardship distribution will be made from the Participant's 401(k) Account to the extent it exceeds the sum of (i) total cumulative elective deferrals, plus (ii) earnings on his 401(k) Account credited before January 1, 1989, minus (iii) previous hardship distributions from his 401(k) Account. Amounts rolled over or directly transferred into a Participant's 401(k) Account (except such amounts transferred in connection with a plan merger) shall not be eligible for distribution under this section.

          (c) Immediate and Heavy Financial Need.  A financial need shall be
              ----------------------------------
immediate and heavy if the financial need is (i) in fact immediate and heavy as the Administrator shall determine based upon written representations made by the Participant or (ii) on account of (A) medical expenses described in Code
(S)213(d) previously incurred by the Participant or his spouse or dependents,
(B) the purchase (excluding mortgage payments) of a principal residence for the Participant, (C) the payment of post-secondary education tuition for the next 12 months for the Participant or his spouse or dependents or (D) to prevent the eviction of the Participant from, or foreclosure on the mortgage of the Participant's, principal residence.

          (d) Restrictions.  Any Participant who receives a hardship
              ------------
distribution (i) may not elect to have 401(k) Contributions made on his behalf for the 12-month period following the date of the distribution and (ii) must agree to limit 401(k) Contributions under the Plan and any other qualified plan maintained by the Employer and any Affiliate for the calendar year immediately following the calendar year of the distribution to the 402(g) Limitation (as defined in Section 3.10), reduced by the amount of the Participant's 401(k) Contributions made in the calendar year in which the hardship distribution was made.

          (e) Facts and Circumstances.  Whether a financial need is in fact
              -----------------------
immediate and heavy shall be determined based on all relevant facts and circumstances. A financial need may be immediate and heavy even if it was reasonably foreseeable or voluntarily incurred by the employee. A hardship distribution based on a facts and circumstances determination shall not exceed the amount required to relieve the financial need after utilization of other resources reasonably available to the Participant.

     6.04 PAYMENT AFTER DEATH OF THE PARTICIPANT.
          --------------------------------------

          (a) Balance Does Not Exceed $3,500.  If a Participant dies and his
              ------------------------------
Account does not exceed and has not previously exceeded $3,500, his Account shall be distributed to his designated Beneficiary as soon as is practicable in a single sum following the Participant's death.

          (b) Balance Exceeds $3,500.  If a Participant dies and his Account has
              ----------------------
ever exceeded $3,500, his Account shall be distributed as set forth below in this subsection.

          (i) If the Participant dies before the first April 1 following the calendar year in which the Participant would have attained age 70-1/2, that portion of the Participant's Account which is (i) in pay status under an existing annuity or installment distribution election shall continue to be distributed pursuant to that election and (ii) not in pay status under an existing annuity or installment distribution election shall be distributed to his surviving spouse in the form of a preretirement survivor annuity. The preretirement survivor annuity in clause (ii) of the preceding sentence shall commence as of any time elected by the surviving spouse (or, as of the date the Account would have automatically been distributed but for the Participant's death, if no such election is made), but no later than December 31 of the later of (i) the calendar year following the calendar year of the Participant's death or (ii) the calendar year the Participant would have attained age 70-1/2. If
(i) under Section 6.06(c) the Participant has waived the preretirement survivor annuity form of distribution and the surviving spouse has consented to such waiver, and to his or her right to be the Beneficiary if applicable, (ii) the Participant is legally separated or has been abandoned and the Participant has a court order to that effect (and there is no order under Code (S)414(p) providing otherwise), (iii) the Participant is unmarried or (iv) the surviving spouse cannot be located, then the Participant's Account shall be distributed to the Participant's Beneficiary in the form and as of any practicable time elected by the Beneficiary provided the Account is completely distributed no later than December 31 of the calendar year in which the fifth anniversary of the Participant's death occurs.

          (ii) If the Participant dies on or after April 1 of the calendar year succeeding the calendar year in which the Participant attained age 70-1/2, the Participant's Account shall be distributed pursuant to the method in effect at the time of the Participant's death, except that the Participant's Beneficiary may elect to receive at any time and in a single sum the remaining portion of the deceased Participant's Account.

          (iii) A deceased Participant's Beneficiary may elect an alternate form of distribution after the Participant's death with respect to the portion of the Participant's Account which is in pay status under an existing annuity or installment distribution election, provided such election provides for distribution of the Account in a manner that is at least as rapid as under the manner in effect at the Participant's death.

          (iv) The portion of a deceased Participant's Account which (i) is not in pay status on the Participant's death and (ii) for which the last sentence of paragraph (i) applies, shall be distributed to the Participant's Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant's death; provided that the Participant or a designated Beneficiary may elect for the Account to be distributed over any period not longer than the life of such designated Beneficiary and which commences no later than December 31 of the calendar year following the calendar year of the Participant's death. Such election must be in writing and made no later than December 31 of the calendar year following the calendar year of the Participant's death or, if the designated Beneficiary is the Participant's surviving spouse, no later than the earlier of (i) December 31 of the calendar year following the calendar year in which occurred the Participant's death or, if later, the calendar year in which the Participant would have attained age 70-1/2 or (ii) December 31 of the calendar year containing the fifth anniversary of the Participant's death. If the designated Beneficiary in the preceding sentence is the Participant's surviving spouse, distribution of the Account may commence as late as December 31 of the later of (i) the calendar year immediately following the calendar year of the Participant's death or (ii) the calendar year in which the Participant would have attained age 70-1/2, provided that if such surviving spouse dies before distributions begin, then the 5-year requirement of the first sentence in this paragraph shall apply as if the spouse was the Participant. Life expectancies of a Participant and surviving spouse may be redetermined if consistent with applicable regulations and the election so provides.

          (v) A "preretirement survivor annuity" is an annuity for the life of the Participant's surviving spouse which is equal to the amount of the Participant's Account.

     6.05 LATEST ALLOWABLE DISTRIBUTION DATE.  Distribution of a Participant's
          ----------------------------------
Account must commence no later than the April 1 following the close of the calendar year in which the Participant attains age 70-1/2. In the absence of an election by a Participant to commence distribution at a time and in an amount which satisfies the requirements of Code (S)401(a)(9) and applicable regulations (including the incidental death benefit requirements of Code (S)401(a)(9)(G)), the Administrator shall purchase with the Participant's Account a single life annuity (if the Participant is unmarried) or a joint and 50% survivor annuity (if the Participant is married), and distribute such annuity, no later than the April 1 indicated above. Solely for purposes of this section, a Participant may elect, and the Administrator may cause, if such Participant fails to elect, distribution as of any date after the year in which he attains age 70-1/2 and before the next succeeding April 1. If a Participant elects to receive his Account in the form of an installment distribution and the election does not indicate whether or not his or his designated Beneficiary's life expectancy is to be redetermined each year, then such life expectancy shall not be redetermined.

     6.06 PROCEDURES FOR DISTRIBUTIONS.
          ----------------------------

          (a) Pre-Termination Distributions.  A Participant who wishes to elect
              -----------------------------
to receive a distribution under Section 6.01 shall request from the Administrator (or an authorized designate of the Administrator) an explanation of distributions available under the Plan before Termination of Employment, and any applicable election forms. As soon as practicable thereafter, the Administrator shall provide such explanation and forms to the requesting Participant. The Participant may return a completed distribution election form requesting a distribution (or commencement of a distribution in the case of an installment distribution) as of any date not later than the 90th day succeeding the date the explanation was provided by the Administrator.

          (b) Post-Termination Distributions.  Within 30 days after a
              ------------------------------
Participant's Termination of Employment the Administrator shall send to the Participant an explanation of distributions available to the Participant under the Plan and applicable election forms. The Participant may return a completed distribution election form requesting a distribution (or commencement of a distribution in the case of an annuity or installment distribution) as of any date not later than the 90th day succeeding the date the explanation was provided by the Administrator. The Participant may make an election for any succeeding date pursuant to procedures similar to those set forth in subsection
(a).

          (c) Waiver of Preretirement Survivor Annuity.  A Participant may
              ----------------------------------------
waive, any time beginning with the first day of the calendar year in which he attains age 35 (or, if earlier, the date a Participant incurs a Termination of Employment), the preretirement survivor annuity payable under Section 6.04(b) and elect an alternate form of distribution. The Administrator shall provide to the Participant an explanation of the preretirement survivor annuity, and related considerations, during the Plan Year in which the Participant attains age 34 (or within a reasonable time after becoming a Participant, if later). A waiver by a Participant must be in writing and include an irrevocable consent by the Participant's spouse (or the spouse's legal guardian, if applicable) which acknowledges the effect of the waiver and which is witnessed by a representative of the Plan or the notary public. The waiver and election of an alternate form of benefit shall (unless such alternate form of benefit is a single sum) designate a Beneficiary that may not be changed without the spouse's consent (unless the spouse previously consented to the making of the change). The consent by the Participant's spouse shall not be required if the Administrator determines that there is no spouse or the spouse cannot be located (or under other appropriate circumstances as set forth in regulations under the Code or ERISA). Any waiver under this subsection by the Participant may be revoked in writing at any time before the time of distribution with respect to which the waiver has been made. Any new waiver and election must comply with this subsection. A former spouse's consent under this subsection shall not bind a new spouse.

          (d) Other Waiver and Consent Rules.  Unless a distribution is
              ------------------------------
automatically payable to a Participant (due to an automatic retirement distribution under Section 6.02(c), a minimum distribution under Section 6.05, or a death distribution under Section 6.04), the Participant must (i) consent to the timing of any distribution and (ii) waive his right to receive a single life annuity or joint and 50% survivor annuity (as the case may be) if distribution is to be made in any other form. Such consent and waiver shall be explained to the Participant in writing, and included in the forms provided by the Administrator under subsections (a) and (b). A waiver by a Participant must include an irrevocable consent by the Participant's spouse and a Beneficiary designation in the same manner as provided in subsection (c). Any waiver under this subsection may be revoked in writing at any time before the date of the distribution with respect to which the waiver has been made.

     6.07 QUALIFIED DOMESTIC RELATIONS ORDERS.  The Plan specifically permits
          -----------------------------------
distribution to an alternate payee under a qualified domestic relations order at any time, whether or not the Participant's Account is otherwise distributable under the Plan. Any distribution under this section must be consistent with the provisions of Code (S)401(a)(13) and (S)414(p). A distribution to an alternate payee, prior to the time the Participant's Account is otherwise distributable, is available only (i) if the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution, and (ii) if the present value of the alternate payee's benefits under the Plan exceeds $3,500, the alternate payee consents to any distribution occurring prior to the time the Participant's Account is otherwise distributable. Any amount partitioned under a qualified domestic relations order may be segregated by the Administrator for investment purposes.

     6.08 LOANS.  If a payment due on a loan made pursuant to Section 7.17 is
          -----
not made within 60 days of the date such payment is due, the unpaid balance of the loan shall be deemed distributed to the Participant immediately, but not prior to the earliest date the applicable Component Account is otherwise distributable with or without Participant consent under this Article VI. The applicable Component Account shall be appropriately reduced by any deemed distributions under this section.

     6.09 DIRECT TRANSFERS.  A Participant may elect to have all or any part of
          ----------------
any distribution under the Plan paid directly to an eligible retirement plan, provided the distribution is an eligible rollover distribution. An "eligible rollover distribution" is any distribution under the Plan other than a payment which is (i) one of a series of payments to be made over 10 years or more or the life expectancy of the distributee or the joint life expectancy of the distributee and the distributee's designated Beneficiary, (ii) a minimum distribution required under Section 6.05 or (iii) a nontaxable distribution (other than unrealized appreciation on Company Stock). An "eligible retirement plan" is an individual retirement account described in Code (S)408(a), an individual retirement annuity described in Code (S)408(b), an annuity plan described in Code (S)403(a) or a qualified trust under Code (S)401(a). If the distributee is a surviving spouse of the Participant, an eligible retirement plan does not include an annuity plan or qualified trust. The draft constituting the direct transfer may, in the Administrator's discretion, be delivered directly to the Participant provided it is made payable to the trustee or custodian of the eligible retirement plan.

                                  ARTICLE VII
                                 ADMINISTRATION

     7.01 PLAN ADMINISTRATION.  ValliCorp Holdings, Inc. (or its successor)
          -------------------
shall be the "administrator" and the "named fiduciary" of the Plan, as such terms are defined in ERISA (S)3(16)(A) and (S)402(a)(1), respectively, and is the "Administrator" referred to in Section 1.02. The Administrator may appoint a committee ("Committee") to assist it with its duties. However, the Administrator shall have the sole responsibility for performing any specific statutory duty imposed by the Code or ERISA including, but not limited to, the duties imposed by Code (S)3405(c) (withholding), (S)6057 (annual registration statement, etc.), (S)6058 (annual return) and (S)101 of ERISA (furnishing certain information). The members of any Committee shall be appointed in writing and shall serve without compensation for services. The Administrator will pay all expenses of the Committee to the extent not paid by the Trust. Each member of the Committee shall serve until the earlier of (i) the appointment of a successor or (ii) the 30th day after the member submits his written resignation to the Committee.

     7.02 POWERS OF THE ADMINISTRATOR.  The Administrator has the following
          ---------------------------
powers and duties which it must exercise in a reasonable, uniform and nondiscriminatory manner and which may be performed through the Committee:

          (a) to determine the rights of eligibility of an Employee to participate in the Plan, and the value of a Participant's Account;

          (b) to adopt rules of administration (including with respect to Participant election procedures) necessary for the proper and efficient administration of the Plan provided the rules are not inconsistent with the terms of the Plan;

          (c) to construe and enforce the terms of the Plan and the rules of administration it adopts, including discretionary authority to interpret Plan documents and documents related to the Plan's operation;

          (d) to direct the Trustee with respect to the crediting and charging of the Trust;

          (e) to review and render decisions with respect to a claim for (or denial of a claim for) a benefit under the Plan;

          (f) to furnish each Employer with information which such Employer may require for tax or other purposes;

          (g) to engage the services of agents whom it may deem advisable to assist it with the performance of its duties; and

          (h) to engage the services of an "investment manager" or managers (as defined in ERISA (S)3(38)), each of whom have full power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan asset under its control.

     7.03 MANNER OF ACTION.  Action on the part of any Committee appointed by
          ----------------
the Administrator under Section 7.01 shall be by a majority of its duly appointed and qualified members. The Committee may authorize any one of its members to sign on its behalf any notices, directions, applications, certificates, consents, approvals, waivers, letters or other documents, provided this authority is evidenced by a written instrument signed by all members and filed with the Trustee.

     7.04 FUNDING POLICY.  The Administrator will review, as necessary, all
          --------------
pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine the appropriate methods of carrying out the Plan's objectives. The Administrator shall communicate to the Trustee and any Plan investment manager the Plan's short-term and long-term financial needs so investment policy can be coordinated with Plan financial requirements.

     7.05 ADJUSTMENT OF ACCOUNTS.  As of each Valuation Date the administrator
          -----------------------
shall adjust Accounts to reflect net income, gain or loss since the previous Valuation Date. Participant Accounts will be adjusted for the following items, in the order stated to the extent they occurred since the immediately preceding Valuation date: (i) forfeitures; (ii) net income, gain or loss; (iii) distributions; and (iv) contributions. An Excess amount or suspense account described in Section 3.09 shall not share in the allocation of net income, gain or loss of the Trust.

     7.06 UNCLAIMED ACCOUNT PROCEDURE.  The Plan does not require the
          ----------------------------
Administrator to search for, or to ascertain the whereabouts of, any Participant or Beneficiary. At the time the

Participant's benefit becomes distributable, the Administrator, by first class, certified or registered mail (as is appropriate) addressed to the last known address of record with the Administrator or the Employer, must notify any Participant or Beneficiary that he is entitled to a distribution under the Plan. If the Participant or Beneficiary fails to claim his Account or make his whereabouts known in writing to the Administrator within 6 months from the date of mailing of the notice, the Administrator will treat the unclaimed Account as forfeited as of the next succeeding last day of the Plan Year, and will reallocate the amount in the Account in the same manner that applier to ESOPs. If a Participant or Beneficiary who has incurred a forfeiture under this section should make a claim, at any time, for his forfeited Account, his Account shall be restored to the same dollar amount as the dollar amount of the related amount forfeited. The restoration shall be made first from the amount, if any, of Participant forfeitures for such Plan Year, and next from the amount, or additional amount, the Employer contributes for such Plan Year.

     7.07 INDEMNITY BY EMPLOYER AND PLAN.  The Employer indemnifies and holds
          -------------------------------
harmless any duly appointed Committee and its members from and against any and all loss resulting from liability to which the Committee or its members may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in their official capacities in assisting with the administration of the Plan, including all expenses reasonably incurred in their defense, should the Employer fail to provide such defense. The Committee and the Employer may, in a manner consistent with ERISA, execute a letter agreement further delineating the indemnification agreement of this section. Should any claim brought regarding the Plan to which the Employer or Committee is a party be resolved in favor of the Employer or Committee, the Employer or Committee shall be entitled to reimbursement from the Trust for any and all reasonable costs, attorney's fees and related expenses incurred by them for which they are liable.

     7.08 BENEFICIARY DESIGNATION.  Any Participant may from time to time
          ------------------------
designate, on a form prescribed by the Administrator, any person or persons, contingently or successively, to whom the Trustee will pay the amount in his Account in the event of his death. The filing of the form with the Administrator effectively revokes all designations filed previously by the same Participant. A married Participant's designation is not valid unless the Participant's spouse consents, in writing and otherwise in a manner prescribed under ERISA, to the designation (unless in a prior consent the spouse relinquished his or her right to limit consent to a specific Beneficiary). The spousal consent requirement shall not apply if (i) the Participant and the Participant's spouse are not married throughout the one-year period ending on the date of the Participant's death,
(ii) the Participant's spouse is the Participant's sole primary beneficiary,
(iii) the Administrator is unable to locate the Participant's spouse, or (iv) the Participant is legally separated or has been abandoned and the Participant has a court order to that effect.

     7.09 NO BENEFICIARY DESIGNATION.  If a Participant fails to name a
          ---------------------------
Beneficiary in accordance with Section 7.08, or if the Beneficiary named by a Participant predeceases the Participant, then distribution of the Participant's Account will be made in he following order of priority: (i) the Participant's surviving spouse; (ii) the Participant's surviving children, including adopted children, in equal shares; then (iii) the Participant's estate. If the Beneficiary does not predecease the Participant, but dies prior to distribution of the Participant's Account, the Account will be paid to the Beneficiary's estate.

     7.10 ASSIGNMENT OR ALIENATION.  Subject to Section 6.07 (relating to
          -------------------------
qualified domestic relations orders), neither a Participant nor a Beneficiary may anticipate, assign or alienate any benefit provided under the Plan. Further, a benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process.


     7.11 APPEAL PROCEDURE FOR DENIAL OF BENEFITS.   A Participant ("Claimant",
          ----------------------------------------
in this section) may file with the Administrator a written claim for benefits if the claimant believes that the Plan has not provided him his proper benefit. If the Administrator denies the claim, the Administrator shall render a written decision within 60 days of the Claimant's written claim setting forth (i) the specific reason for the denial, (ii) specific references to pertinent Plan provisions on which the denial is based, (iii) a description of any additional material and information needed for the Claimant to perfect the claim and an explanation of why the material information is needed, and (iv) a statement that any appeal the Claimant wishes to make of the adverse determination must be submitted in writing to the Administrator within 75 days after the Claimant's receipt of the Administrator's notice of denial of benefits. The Administrator's notice must further advise the Claimant that the Claimant's failure to appeal the action to the Administrator in writing within the 75-day period will render the Administrator's determination final, binding and conclusive. If the Claimant should appeal to the Administrator, the Claimant, or his duly authorized representative, may submit, in writing, whatever issues and comments the Claimant, or his duly authorized representative, feels are pertinent. The Claimant, or his duly authorized representative, may review pertinent Plan documents. The Administrator will re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Administrator must advise the Claimant of its decision within 60 days of the Claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the 60-day limit unfeasible, but in no event may the Administrator render a decision respecting a denial for a claim for benefits later than 120 days after its receipt of a request for review. The Administrator's notice of denial of benefits must identify the name and address of the person to whom the Claimant may forward an appeal.

     7.12 FIDUCIARIES NOT INSURERS.  The Employer, Committee and Trustee do not
          -------------------------
guarantee the Trust from loss or depreciation. The Employer does not guarantee the payment of any money, which may be or becomes due to any person, from the Trust.

     7.13 WORD USAGE AND HEADINGS.  Wherever the context of the Plan dictates
          ------------------------
(i) the plural of a word includes the singular and singular includes the plural and (ii) the masculine use of the word includes the feminine. Headings and subheadings in the Plan are provided for convenience only, and are to be ignored in the construction of the Plan's provisions.

     7.14 STATE LAW.  The law of California will determine all questions arising
          ----------
with respect to the provisions of the Plan except to the extent superseded by Federal Law.

     7.15 EMPLOYMENT NOT GUARANTEED.  The Plan is not intended, and shall not be
          --------------------------
construed, to give any Employee any right to continue employment with the Employer or an Affiliate.


     7.16 EXCLUSIVE BENEFIT.  Except as provided in Section 3.08, the Employer
          ------------------
has no beneficial interest in any asset of the Trust and no part of the Trust may revert to or be repaid to the Employer, either directly or indirectly; nor, prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under the Plan, may any part of the corpus or income of the Trust, or any asset of the Trust, be, at any time, used for or diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries.

     7.17 PARTICIPANT LOANS.
          ------------------

          (a) Generally.  A party in interest (as defined in ERISA (S)3(14)) may
              ----------
borrow from his Account in accordance with a loan policy established by the Administrator, provided the loan policy conforms with applicable provisions of the Code and ERISA and regulations thereunder. Such loan policy shall provide that (i) a loan shall be in default should any payment on the loan be delinquent more than 60 days, (ii) if a loan goes into default, the borrowing Participant's Component Account(s) from which the loan was funded shall be reduced by the full amount of the loan balance at the time the Component Account is first distributable (whether or not the Participant has consented to such distribution), (iii) a party in interest who incurs a Termination of Employment with an Account exceeding $3,500 and a loan balance exceeding $1,000 may continue the loan pursuant to its terms. The Administrator shall prescribe such additional rules in the loan policy as it determines are necessary for the efficient administration of the Plan.

          (b) Funding Sources.  A loan to a Participant shall be funded only
              ---------------
from the following Component Accounts, in the following order of priority, and to the full extent available from such Component Account: (i) After-Tax Account, (ii) After-Tax Matching Account, (iii) 401(k) Account, (iv) 401(k) Matching Account and (v) Rollover Account.

     7.18      INVESTMENTS.  A Participant shall be provided a reasonable
               ------------
opportunity to direct the Administrator to invest and reinvest his Account (excluding the ESOP Account) in any investment permitted under the Trust Agreement and approved by the Administrator, and shall have the opportunity to obtain written confirmation of such direction. The Participant shall be allowed to direct investment under this section at least once in any three month period and more frequently if appropriate in light of the volatility of the selected investment. Such direction by the Participant shall be made in accordance with ERISA (S)404(c) and the regulations thereunder. The Administrator and the Trustee shall not be liable for any loss resulting from the Participant's direction of (or failure to direct) the investment of his Account under this section. The Administrator shall determine all investment vehicles in which a Participant may invest and shall determine the investment of any Account for which no participant direction exists. Participants are hereby expressly authorized to invest their Account (exclusive of the ESOP Account) in Company Stock. The Management Executive Committee of ValliCorp shall be responsible for the monitoring of the Plan's compliance with procedures designed to safeguard the confidentiality of information relating to the administration of Company Stock in any Account.

                                  ARTICLE VIII
                           AMENDMENT AND TERMINATION

     8.01 AMENDMENT BY VALLICORP.  ValliCorp Holdings, Inc., by written action
          -----------------------
of the Board, has the right at any time and from time to time to amend the Plan in any manner and for any reason not contrary to the provisions of ERISA. No amendment may authorize or permit any of the assets of the Plan (other than those which are required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates. No amendment may cause or permit any portion of the Plan's assets to revert to or become property of the Employer. ValliCorp Holdings, Inc. also may not make any amendment which affects the rights, duties or responsibilities of the Trustee, the Administrator or the Committee without the written consent of such affected party. Each amendment must state the date to which it is either retroactively or prospectively effective. Any amendment (including a restatement) which purports to decrease a Participant's benefit in a manner which would violate Code (S)411(d)(6) and applicable regulations shall be ignored to the extent necessary to prevent such violation.

     8.02 DISCONTINUANCE.  ValliCorp Holdings, Inc., by written action of the
          ---------------
Board, has the right, at any time, to suspend or discontinue its contributions under the plan and to terminate the Plan at any time. The Plan will terminate upon the first to occur of the following (i) the date terminated by action of ValliCorp Holdings, Inc. or (ii) the dissolution or merger of ValliCorp Holdings, Inc. unless the successor makes provision to continue the Plan (in which event the successor must substitute itself for ValliCorp Holdings, Inc. under the Plan).

     8.03 MERGER/DIRECT TRANSFER.
          -----------------------

          (a) Equivalent Benefit.  The Trustee may not consent, or be a party,
              -------------------
to any merger or consolidation with another plan, or to a transfer of assets or liabilities to another plan, unless immediately after the merger, consolidation or transfer, the surviving Plan provides each Participant a benefit equal to or greater than the benefit each Participant would have received had the Plan terminated immediately before the merger, consolidation or transfer.

          (b)  Agreements.  Subject to Section 3.07, the Trustee shall have the
               -----------
specific authority to enter into agreements to merge or directly transfer assets with the trustees of other retirement plans described in Code (S)401(a), including an elective transfer, and to accept the direct transfer of plan assets, or to transfer plan assets, as a party to any such agreement. The Trustee may accept such a direct transfer of plan assets on behalf of an Eligible Employee prior to the date the Eligible Employee satisfies the Plan's eligibility conditions. If the Plan receives a direct transfer (by merger or otherwise) of elective contributions (or amounts treated as elective contributions) under a Plan with a Code (S)401(k) arrangement, the distribution restrictions of Code (S)401(k)(2) and (10) continue to apply to such transferred elective contributions.

     8.04 TERMINATION.  Upon termination of the Plan (i) the Administrator will
          ------------
direct the Trustee to distribute each Participant's Account in accordance with the Participant's election as soon as is administratively practicable and (ii) any amounts in a suspense account will revert to the Employer subject to such conditions imposed by the Code and ERISA and regulations thereunder.



                                   ARTICLE IX
                              TOP HEAVY PROVISIONS

     9.01 APPLICATION.  This article shall apply only to Plan Years during which
          -----------
the Plan is top heavy. All determinations relating to this article shall be made in a manner consistent with Code (S)416 and applicable regulations.

     9.02 DETERMINATION OF TOP HEAVY STATUS.  The Plan is "top heavy" only if it
          ----------------------------------
is part of the Required Aggregation Group, and the top heavy ratio for the Required Aggregation Group and for the Permissive Aggregation Group, if any, each exceeds 60%. The top heavy ratio is a fraction, the numerator of which is the sum of the present value of Accounts of all Key Employees as of the Determination Date and the denominator of which is a similar sum determined for all Employees. Included in the top heavy ratio, as part of the balance of Accounts, is any contribution not made as of the Determination Date but includible under Code (S)416 and applicable regulations, and any distribution made within the Determination Date Period (including distributions from a terminated plan which would have been part of the Required Aggregation Group if it were in existence on the Determination Date). The top heavy ratio shall be calculated by disregarding the Account (and included distributions, if any) of any Non-Key Employee who was formerly a Key Employee, and by disregarding the Account (and included distributions, if any) of an individual who has not received credit for at least one Hour of Service with the Employer or any Affiliate during the Determination Period. The present value of an Account under a defined benefit plan or simplified employee pension included within the group shall be computed in accordance with the terms of those plans, Code (S)416 and applicable regulations. If a participant in a defined benefit plan is a Non-Key Employee, such Participant's Account will be determined under the accrual method, if any, which is applicable uniformly to all defined benefit plans maintained by the Employer of any Affiliate or, if there is no uniform method, in accordance with the slowest accrual rate permitted under the fractional rule method described in Code (S)411(b)(1)(C). The present value of benefits from a defined benefit plan will be computed using the interest and mortality actuarial assumptions prescribed by the defined benefit plan(s) to value benefits for top heavy purposes. If the valuation date of an aggregated plan does not coincide with the Determination Date, the Account in the aggregated plan must be valued as of the most recent Valuation Date falling within the twelve-month period ending on the Determination Date, except as Code (S)416 and applicable regulations require for the first and second plan year of a defined benefit plan.

     9.03 SPECIAL DEFINITIONS.  For purposes of this article:
          --------------------

          (a) "Key Employee" means, as of any Determination Date, any Employee or former Employee (or Beneficiary of such Employee) who, for any Plan Year in the Determination Period (i) has Gross Compensation in excess of 50% of the dollar amount prescribed in Code (S) 415(b)(1)(A) and is an officer of the Employer or any Affiliate, (ii) has Gross Compensation in excess of the dollar amount prescribed in Code (S)415(c)(1)(A) and is one of the Employees owning the ten largest interests in the Employer an any Affiliate, (iii) is a more than 5% owner of the Employer and any Affiliate or (iv) is a more than 1% owner of the Employer and any Affiliate and has Gross Compensation of more than $150,000.
The constructive ownership rules and principles of Code (S)318 will apply to determine ownership in the Employer. The number of officers taken into account under clause (i) will not exceed the greater of 3 or 10% of the total number (after application of the Code (S)414(q) exclusions) of Employees, but no more than 50 officers.

          (b) "Non-Key Employee" means an Employee who is not a Key Employee.

          (c) "Required Aggregation Group" means (i) each qualified plan of the Employer and any Affiliate in which at least one Key Employee participates at any time during the Determination Period and (ii) any other qualified plan of the Employer and any Affiliate which enables a plan described in clause (i) to satisfy the requirements of Code (S)401(a)(4) or (S)410.

          (d) "Permissive Aggregation Group" means the Required Aggregation Group plus any other qualified plans maintained by the

Employer and any Affiliate, but only if such group would satisfy in the aggregate the requirements of Code (S)401(a)(4) and (S)410.

          (e) "Determination Date" for any Plan Year, means the last day of the preceding Plan Year.


          (f) "Determination Period" means the 5-year period ending on the Determination Date.

          (g) "Participant" means a Participant as defined in Section 1.30 who is an Eligible Employee.

     9.04 MINIMUM ALLOCATION.  If the Plan is top heavy in any Plan Year, each
          -------------------
Non-Key Employee who is a Participant and is employed by the Employer on the last day of the Plan Year will receive a top heavy minimum allocation for that Plan Year. The top heavy minimum allocation is the lesser of 3% of the Non-Key Employee's Gross Compensation for the Plan Year or the highest contribution rate for the Plan Year made on behalf of any Key Employee. If a defined benefit plan maintained by the Employer or any Affiliate which benefits a Key Employee depends on this Plan to satisfy the nondiscrimination rules of Code (S)401(a)(4) or (S)410 (or another plan benefiting the Key Employee so depends on such defined benefit plan), the top heavy minimum allocation is 3% of the Non-Key Employee's Gross Compensation regardless of the contribution rate for the Key Employees.

     IN WITNESS WHEREOF, the undersigned has caused this document to be executed by its duly authorized officers on this 23rd day of January, 1995.
                                        ----        -------


                                            By:________________________________
                                               WOLFGANG T.N. MUELLECK,
                                               Executive Vice President/
                                               Chief Financial Officer

                                   APPENDIX A

                            Special Effective Dates


The provisions of the restatement are effective as of the Effective Date, except as provided in this appendix. For Plan Years beginning before January 1, 1994, the Plan shall be operated by taking into account the following provisions, which shall supersede any inconsistent provision of the Plan for such Plan
Years:

     1. Gross Compensation means total compensation paid or accrued by the Employer, including 401(k) Contributions made under this Plan, and excluding non-taxable fringe benefits provided by the Employer.

     2. Only 401(k) Contributions and 401(k) Matching Contributions, and their respective Component Accounts, shall be allowed under the Plan.

     3.   The Administrator of the Plan is Wolfgang T.N. Muelleck.

     4. No annuity form of distribution is available. A single sum distribution is the normal form of benefit.

     5. Accounts shall be revalued only as of the end of each calendar quarter.

For the 1994 Plan Year, the Plan shall be operated by taking into account the following provisions, which shall supersede any inconsistent provision of the Plan for such Plan Year:

     1. A Participant who has terminated employment shall be eligible to receive a distribution of his Account on or about, and not before, the first day of the fifth month following the calendar quarter in which he terminated employment.

     2. Participant Accounts shall be revalued by the Administrator only as of the end of each calendar quarter. Immediately after December 31, 1994, the Administrator may effect reasonable procedures to convert the Plan's operations to that of a daily valuation plan.

     3. A Participant shall not be allowed to direct the Administrator to (i) invest his Account (excluding his ESOP Account) in Company Stock if more than 50% of his Account (including his ESOP Account) is invested in Company Stock and (ii) invest more than 50% of any contribution to his Account (excluding an ESOP Contribution) in Company Stock

                                 FIRST AMENDMENT
                                     TO THE
              VALLICORP HOLDINGS, INC. RETIREMENT AND SAVINGS PLAN

The ValliCorp Holdings, Inc. Retirement and Savings Plan, as amended and restated effective January 1, 1989, is hereby amended, effective January 1, 1989, unless otherwise provided, as follows:

1. Effective February 5, 1996, the Preamble shall be amended by adding the following new paragraph between the second and third paragraphs of the Preamble:

    Effective March 31, 1996, the El Capitan National Bank Profit Sharing Plan is merged into the Plan, subject to all terms and conditions set forth in the Plan. After such merger the Plan shall continue in force, and the El Capitan National Bank Profit Sharing Plan will no longer exist.

2.  Section 1.14 shall be deleted and replaced with the following:

    ELIGIBLE EMPLOYEE means any Employee employed by the Employer other than an Employee (i) whose employment is governed by a collective bargaining agreement under which retirement benefits were the subject of good faith bargaining, (ii) who is erroneously classified as an independent contractor,
    (iii) who is "on call" (as the Employer applies such term to Employees) or
    (iv) who is a leased employee (as defined in Section 1.15).

3.  Section 1.24(a) shall be amended by replacing "402(a)(8)" with "402(e)(3)."

4.  Section 1.25 shall be deleted and replaced with the following:

    HIGHLY COMPENSATED EMPLOYEE means an Employee who, during the Plan Year or during the preceding 12-month period:

    (a) is a more than 5% owner of the Employer (applying the constructive ownership rules of Code (S)318);

    (b) has Gross Compensation in excess of $75,000 (as adjusted by the Commissioner of Internal Revenue for the relevant year);

    (c) has Gross Compensation in excess of $50,000 (as adjusted by the Commissioner of Internal Revenue for the relevant year) and is part of the top-paid 20% group of employees based on Gross Compensation for the relevant year);

    (d) has Gross Compensation in excess of 50% of the dollar amount prescribed in Code (S)415(b)(1)(A) and is an officer of the Employer.

           If the Employee satisfies the definition in subsection (b), (c) or
           (d) in the Plan Year only but not during the preceding 12-month period and does not satisfy subsection (a) for either period, the Employee is a Highly Compensated Employee only if he is one of the 100 most highly compensated employees for the Plan Year.

           For purposes of this Section 1.25, the number of officers taken into account under subsection (d) will not exceed the greater of 3 or 10% of the total number of employees (after application of the Code
           (S)414(q) exclusions), but not more than 50 officers. If no Employee satisfies the Gross Compensation requirement in clause (d) for either period, the highest paid officer is treated as highly compensated. If a Highly Compensated Employee is more than 5% owner or is one of the 10 most highly compensated employees of the Employer, such Highly Compensated Employee and his family members must be treated as a single Highly Compensated Employee, as required under applicable regulations. Family member of an employee or former employee shall include his spouse, lineal ascendants or descendants and the spouses of such lineal ascendants or descendants. The calendar year election set forth in Treasury Regulation (S)1.414(q)-1T, Q&A-14, shall not be applied for purposes of this section.

5. Section 3.09(e) shall be amended by adding the following as the last paragraph:

           "DEFINED CONTRIBUTION PLAN" means a retirement plan which provides for an individual account for each Participant and for benefits based solely on the amount contributed to the Participant's account, any earnings thereon, and any allocated forfeitures. The Employer shall treat as one defined contribution plan (i) any defined contribution plan it maintains (whether or not terminated), (ii) employee contributions made to a defined benefit plan it maintains, (iii) all individual medical accounts it maintains within the meaning of Code
           (S)415(l)(2) and (iv) all welfare benefit funds it maintains within the meaning of code (S)419(e) to the extent of post-retirement medical benefits allocated to the account of a key employee.

           "EMPLOYER" means Employer as defined in Section 1.16 as modified in accordance with Code (S)415(g) and (S)415(h).

6. The first sentence of Section 3.11(c) shall be deleted and replaced with the following:

           To determine the ADP of any Highly Compensated Employee, the elective deferral contributions taken into account must include any elective deferral contributions made on such Employee's behalf to any other plan maintained by any member of the Affiliated Group (other than those plans that may not be permissively aggregated).

7.  Section 3.11(f) shall be deleted and replaced with the following:

           DISTRIBUTION OF EXCESS CONTRIBUTIONS. If the Plan fails to satisfy the ADP test for a Plan Year, it must distribute the excess contributions, as adjusted for allocable income under Section 3.13, during the next Plan Year. The Employer will incur an excise tax equal to 10% of the amount of excess contributions for a Plan Year not distributed to the appropriate Highly Compensated Employees during the first 2 months of that next Plan Year. The Plan will lose its tax qualification for a Plan Year for which excess contributions were made and not corrected by the end of the succeeding Plan Year, and for all subsequent Plan Years they remain in the Trust. The excess contributions are the amount of 401(k) Contributions made by the Highly Compensated Employees which cause the Plan to fail to satisfy the ADP test. The Plan will distribute to each Highly Compensated Employee his respective share of the excess contributions. The respective shares of excess contributions will be determined by starting with the Highly Compensated Employee(s) having the greatest ADP, reducing that Employee's ADP to the next highest ADP then, if necessary, reducing the ADP of the Highly Compensated Employee at the next highest ADP level (including the ADP of the Highly Compensated Employee whose ADP was previously reduced), and continuing in this manner until the average ADP for the group of Highly Compensated Employees satisfies the ADP test. If the Highly Compensated Employees is part of an aggregated family group (see
           Section 1.25), each aggregated family member shall be allocated a share of the excess contributions in proportion to the contributions of each such family member. At the election of the Participant, and to the extent allowable under applicable regulations, any 401(k) Contributions which would be distributed as an excess contribution under this subsection (but for the application of this sentence) shall instead be recharacterized as an After-Tax Contribution subject to the distribution restrictions applicable to 401(k) Contributions.

8. The first sentence of Section 3.12(c) shall be deleted and replaced with the following:

           To determine the contribution percentage of any Highly Compensated Employee, the aggregate contributions taken into account must include any employee after-tax contributions and any matching contributions (other than qualified matching contributions used in the ADP test) made on such Employee's behalf to any other plan maintained by any member of the Affiliated Group (other than those plans that may not be permissively aggregated).

9. Section 6.02(c) shall be amended by adding to the beginning the following:

           Subject to the distribution procedures set forth in Section 6.06, if...

10. Effective January 1, 1995, Section 7.17(b) shall be deleted and replaced with the following:

           FUNDING SOURCES. A loan to a Participant shall be funded first from
           ----------------
           the Component Account with the largest balance until such Component Account is exhausted, then similarly from the next largest Component Account, and so on until such loan is fully funded.

11.  The following shall be appended to Section 7.17 as a new paragraph:

           (c) SPOUSAL CONSENT. Spousal consent shall be obtained if a
           ----------------
           Participant's Account is used as security for a loan, except that no consent is required if the Participant's Account does not and has never exceeded $3,500. Such spousal consent must be obtained, pursuant to the procedures set forth in Section 6.06(c), during the 90-day period ending on the date on which the loan is secured.

12. Effective for accounts transferred on and after December 31, 1994, the following sentence shall be appended to Section 8.03(b):

           The portions of an account transferred into the Plan in connection with a merger of another plan into the Plan, and that is subject to the distribution restrictions prescribed under Code (S)401(k)(2) and
           (10), shall be treated as part of the Participant's 401(k) Account. All other portions of the account shall be treated as part of the Participant's Rollover Account.

13.  Section 9.04 shall be deleted and replaced with the following:

           MINIMUM ALLOCATION. If the Plan is top heavy in any Plan Year, each
           -------------------
           Non-key Employee who is a Participant and is employed by the Employer on the last day of the Plan Year will receive a top heavy minimum allocation for that Plan Year. A Non-Key Employee may not fail to receive a minimum contribution because the employee is excluded from participation merely because either (i) his compensation is less than a stated amount, or (ii) he failed to make elective contributions. The top heavy minimum allocation is the lesser of 3% of the Non-Key Employee's Gross Compensation for the Plan Year or the highest contribution rate for the Plan Year made on behalf of any Key Employee. If a defined benefit plan maintained by the Employer or any Affiliate which benefits a Key Employee depends on this Plan to satisfy the nondiscrimination rules of Code (S)401(a)(4) or (S)410 (or another plan benefiting the Key Employee so depends on such defined benefit plan), the top heavy minimum allocation is 3% of the Non-Key Employee's Gross Compensation regardless of the contribution rate for the Key Employees. In determining the top heavy minimum allocation, matching contributions allocated to Key Employees shall be taken into account. With regard to Non-Key Employees, matching contributions shall be included to satisfy the minimum top-heavy contribution requirement, however, elective contributions made on behalf of Non-Key Employees in order to satisfy the minimum top-heavy contribution requirement shall not be included in the ADP test; these matching contributions must instead separately meet the nondiscrimination requirements of Code
           (S)401(a)(4).

14. Effective February 5, 1996, Article II shall be amended by inserting the following as the next to the last sentence in the article:

           For any individual who becomes an Employee on or about February 5, 1996 and who was an employee of El Capitan National Bank immediately before the acquisition of El Capitan National Bank by ValliCorp, (i) the 6 month requirement set forth in this section shall be applied as a 3 month requirement and (ii) service with El Capitan National Bank by such individual shall be treated as service with ValliCorp.



                             VALLICORP HOLDINGS, INC.
                             By:      /s/ E.L. Herbert
                                      ----------------
Date: February 27, 1996      Title:   Executive Vice President General Counsel
      -----------------               ----------------------------------------

                                 AMENDMENT OF THE
                     VALLICORP RETIREMENT AND SAVINGS PLAN

Effective December 31, 1994, the ValliCorp Retirement and Savings Plans amended as follows:

The following new paragraph is appended to the preceding two paragraphs constituting the Plan's preamble:

       "Effective December 31, 1994, the California Bankers Association Prototype Profit Sharing & Salary Deferral 401(k) Plan for Mineral King National Bank (the "Mineral King Plan") is merged into the Plan, subject to all terms and conditions set forth in the Plan. After such merger the Plan shall continue in force, and the Mineral King Plan will no longer exist."

                                      ***



/s/ Wolfgang T.N. Muelleck    Executive Vice President    December 19, 1994
- --------------------------    ------------------------    -----------------
Name                          Title                       Date



/s/ J. Mike McGowan           President & CEO             December 19, 1994
- -------------------           ---------------             -----------------
Name                          Title                       Date

                                 SECOND AMENDMENT
                                     TO THE
              VALLICORP HOLDINGS, INC. RETIREMENT AND SAVINGS PLAN

The ValliCorp Holdings, Inc. Retirement and Savings Plan, as amended and restated effective January 1, 1989, and amended by the First Amendment, is hereby amended, effective March 22, 1996, as follows:

Article II shall be amended by inserting the following as the next to the last sentence in the article:

           For any individual who becomes an Employee on or about March 22, 1996 and who was an employee of Commerce Bank of San Luis Obispo, N.A. immediately before the acquisition of such entity by ValliCorp, the 6 month requirement set forth in this section shall be determined by taking into account service with Commerce Bank of San Luis Obispo, N.A earned during the 6 month period immediately preceding the date such entity was acquired by ValliCorp.


                                VALLICORP HOLDINGS, INC.

                                By:    /s/ E.L. Herbert
                                       ----------------
Date:  3-22-96                  Title: Executive Vice President General Counsel
       -------                         ----------------------------------------